Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-1 of our report dated April 14, 2025, with respect to the consolidated financial statements of Magic Empire Global Limited included in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

New York, New York

July 11, 2025

 NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

 Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com